UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2021

JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

INTRODUCTORY NOTE

On July 1, 2021, Jamf Holding Corp. (“Jamf”) completed its previously announced acquisition of Wandera, Inc., a Delaware corporation (“Wandera”), pursuant to the terms of the Merger Agreement (as defined below). Wandera is a leader in zero trust cloud security and access for mobile devices.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the Wandera acquisition, on July 1, 2021, JAMF Holdings, Inc., as borrower (the “Borrower”), Juno Intermediate, Inc., as a guarantor (“Intermediate Holdings”), and Juno Parent, LLC, as a guarantor (“Holdings”), each a wholly-owned subsidiary of Jamf, entered into an Incremental Facility Amendment No. 1 (the “Credit Agreement Amendment”) with the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, which amends that certain credit agreement, dated as of July 27, 2020, by and among the Borrower, Intermediate Holdings, Holdings, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended by the Credit Agreement Amendment, the Credit Agreement). The Credit Agreement governs the Company’s credit facilities, which as amended, provides for a new 364-day term loan facility (the “Term Loan Facility”) in an aggregate principal amount of up to $250.0 million on substantially the same terms and conditions as the Borrower’s existing revolving credit facility (which is also governed by the Credit Agreement). The Credit Agreement is guaranteed by Intermediate Holdings, Holdings and the Borrower’s material domestic subsidiaries (the “Guarantors,” and, together with the Borrower, the “Loan Parties”) and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets.
The interest rates applicable to borrowings under the Credit Agreement are, at the Borrower's option, either (i) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor) for a one month Interest Period (each term as defined in the Credit Agreement) plus 1%, or (ii) the Adjusted LIBO Rate (subject to a floor of 0.0%) equal to the LIBO Rate (as defined in the Credit Agreement) for the applicable Interest Period multiplied by the Statutory Reserve Rate (each term as defined in the Credit Agreement), plus in the case of each of clauses (i) and (ii), the Applicable Rate (as defined in the Credit Agreement). The Applicable Rate (i) for base rate loans range from 0.25% to 1.0% per annum and (ii) for LIBO Rate loans range from 1.25% to 2.0% per annum, in each case, based on the Senior Secured Net Leverage Ratio (as defined in the Credit Agreement).
Borrowings under the Term Loan Facility are scheduled to mature on May 4, 2022.
Borrowings under the Term Loan Facility may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs. Borrowings under the Term Loan Facility are subject to repayment with the net proceeds actually received from an Equity Issuance or Debt Issuance (each term as defined in the Credit Agreement).
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On July 1, 2021, Jamf completed its previously announced acquisition of Wandera pursuant to the terms of the Agreement and Plan of Merger, dated as of May 5, 2021 (the “Merger Agreement”), by and among Jamf, JAMF Software, LLC (the “Buyer”), a Delaware limited liability company and wholly-owned subsidiary of Jamf, White Wolf Merger Sub, Inc., (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of the Buyer, Wandera, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the equityholders of Wandera, pursuant to which Merger Sub merged with and into Wandera (the “Merger”), with Wandera surviving the Merger and continuing as a wholly-owned subsidiary of the Buyer.
The Merger consideration paid by Jamf was $400.0 million in cash, subject to certain closing adjustments as set forth in the Merger Agreement (the “Merger Consideration”), provided that $25.0 million of the Merger Consideration will be payable on October 1, 2021 and $25.0 million of the Merger Consideration will be payable on December 15, 2021. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each outstanding share of common stock and preferred stock of Wandera, each vested option exercisable for shares of common stock of Wandera, and each warrant exercisable for shares of preferred stock of Wandera was cancelled and converted into the right to receive a portion of the Merger Consideration on the applicable payment dates; and (ii) each unvested Wandera option was cancelled for no consideration. In addition, Jamf agreed to provide an aggregate of at least $15.0 million of restricted stock units of Jamf to certain Wandera employees who will serve at Jamf following closing. Jamf funded the Merger Consideration with the Term Loan Facility and cash on hand.
Upon consummation of the Merger, an aggregate of $650,000 of the Merger Consideration is subject to escrow and holdback arrangements in accordance with the terms and conditions of the Merger Agreement for up to 90 days following the consummation of the Merger to fund potential payment obligations of former equityholders of Wandera with respect to post-closing adjustments to the Merger Consideration. Jamf has obtained representation and warranty insurance to cover, subject to certain limitations, losses resulting from potential breaches of Wandera’s representations and warranties made in the Merger Agreement.
The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by confidential disclosures made in confidential disclosure schedules delivered in connection with the Merger Agreement, (3) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement, the closing date of the Merger or such other date as is specified in the Merger Agreement, and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Jamf’s public disclosures.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Jamf’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 11, 2021.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD.
On July 1, 2021, Jamf issued a press release in connection with the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.
The information under this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 5, 2021, by and among JAMF Holding Corp., JAMF Software, LLC, White Wolf Merger Sub, Inc., Wandera, Inc., and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2021)

10.1
Incremental Facility Amendment No. 1, dated as of July 1, 2021, by and among JAMF Holdings, Inc., as borrower, Juno Intermediate, Inc., as a guarantor, Juno Parent, LLC, as a guarantor, the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release dated July 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.

Date: July 1, 2021	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer